EXHIBIT 10.5

September ___, 2009

[Name of Former Outside
Director of Wendy’s International, Inc.]

Re:           AMENDED 200_ OPTION

At the direction of the Performance Compensation Subcommittee (the “Committee”) of the Compensation Committee of the Board of Directors of Wendy’s/Arby’s Group, Inc. (the “Company”), you are hereby notified that the Committee has authorized the amendment of the non-qualified stock option originally granted to you on May 1, 200_ (the “Option”) pursuant to the Wendy’s 2007 Stock Incentive Plan as adopted by Wendy's International, Inc. and as in effect on the date of the grant (the “Plan”) to revise the definition of Retirement for purposes of this Option.  Unless you reject this amendment as described below, you will be deemed to accept this amendment.

As amended, “Retirement” shall mean termination of membership on the Board at or after attaining age 50 with at least two (2) years of service as a member of the Board, other than by reason of death, Disability or for Cause.  Because you met this standard on the date you ceased to serve as a member of the Board of Wendy's International, Inc., this Option now entitles you to purchase ______ shares of Common Stock of the Company at the price of U.S. $____ per share, which is payable in cash or by check in United States Dollars, Common Shares of the Company, or other property acceptable to the Committee.  The Option must be exercised, if at all, on or before September 29, 2012.  The Option cannot be exercised for fractional shares.

Except to the extent that the Option has been amended as described herein to revise the definition of “Retirement”, the Option is subject to the terms, conditions and restrictions of the Plan as in effect on the date of grant and adjusted to reflect the merger of Wendy's International, Inc. with a subsidiary of the Company.  Copies of the Plan and current prospectus are enclosed.  At the time or times you wish to exercise this Option in whole or in part, please refer to this letter and the provisions of the Plan dealing with methods and formalities of exercising the Option.

To reject the amendment, contact _______ ______ (___-___-____, ______.______@___________.___) to request a rejection form, which you may complete and fax back no later than ________ __, 20__.  If you have any questions regarding this amendment, please feel free to contact me.

Sincerely,

WENDY'S/ARBY’S GROUP, INC.

Wendy E. Henderson
Senior Vice President – Risk Management and Total Rewards